Exhibit 3.1


                                  COMPOSITE OF
                RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
                                       OF
                        INTEGRATED SURGICAL SYSTEMS, INC.


     The undersigned, Peter B. Mills, being the Chief Executive Officer and President of Integrated Surgical Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:

     1. The name of the corporation is Integrated Surgical Systems, Inc. (the "Corporation").

     2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent at such address is The Corporation Trust Company.

     3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of capital stock that the Corporation shall have authority to issue is 101,000,000, of which 1,000,000 shares shall be preferred stock, $0.01 par value per share (the "Preferred Stock"), and 100,000,000 shares shall be common stock, $0.01 par value per share (the "Common Stock").

         Each ten (10) shares of Common Stock issued and outstanding as of 5:00 p.m. Eastern Time on July 26, 2007 (the "Change Time"), and each issued ten (10) shares of Common Stock held by the Corporation on and as of the Change Time, shall be, on and as of the Change Time, combined into one share of Common Stock.

         Each Certificate representing shares of Common Stock that is issued and outstanding, or issued and held by the Corporation, immediately prior to the Change Time, shall thereafter for all purposes be deemed to represent one share of Common stock for each ten (10) shares of Common Stock represented by such certificate; and each holder of record of a certificate for ten (10) or more shares of Common Stock as of the Change Time shall be entitled to receive, as soon as practicable, and upon surrender of each certificate to the officer or agent having charge of the stock transfer books of the Corporation, a certificate or certificates representing one share of Common Stock for each ten
(10) shares of Common Stock represented by the certificate of such holder immediately prior to the Change Time. No fractional shares of Common Stock or scrip will be issued in connection with the foregoing. Holders of Common Stock who would otherwise be entitled to a fractional share will receive the next largest whole number of shares of Common Stock. The shares of Common Stock represented by the certificates issued pursuant to this paragraph shall be validly issued, fully paid and nonassesable.


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     The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designations, powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of fixing of the following:

     (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

     (b) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

     (c) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

     (d) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

     (e) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

     (f) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (g) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation; and

     (h) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.


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     The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board of Directors for such series, and no more, before any cash dividends shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

     The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

     5. The Corporation is to have perpetual existence.

     6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

     7. The number of directors which will constitute the whole Board of Directors of the Corporation shall be specified in the Bylaws of the Corporation.

     8. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     9. At the election of directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     10. Meeting of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     11. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article, shall


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eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     12. Advance notice of new business and stockholder nomination for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

     13. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.